Exhibit 24.1
REXAHN PHARMACEUTICALS, INC.

Power of Attorney

Each of the undersigned officers and directors of Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Peter D. Suzdak and Tae Heum Jeong, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the shelf registration statement on Form S-3 (the “Registration Statement”) of the Company, any and all amendments (including post-effective amendments) to the Registration Statement, and any registration statement related to the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ Peter D. Suzdak	May 23, 2017
Peter D. Suzdak Chief Executive Officer and Director

/s/ Tae Heum Jeong	May 23, 2017
Tae Heum Jeong Chief Financial Officer and Secretary

/s/ Peter Brandt	May 24, 2017
Peter Brandt Chairman

/s/ Chang H. Ahn	May 23, 2017
Chang H. Ahn Director

/s/ Charles Beever	May 23, 2017
Charles Beever Director

/s/ Mark Carthy	May 23, 2017
Mark Carthy Director

/s/ Kwang Soo Cheong	May 23, 2017
Kwang Soo Cheong Director

/s/ Richard J. Rodgers	May 24, 2017
Richard J. Rodgers Director